BROKER/DEALER LIST (CONTINUED)


14.A)    Broker/Dealer Name (if any): SLK Global Markets Ltd
   B)    File Number: n/a

14.A)    Broker/Dealer Name (if any): SLK Index Specialists, LLC
   B)    File Number: 8-44563

14.A)    Broker/Dealer Name (if any): SLK-Hull Derivatives, LLC
   B)    File Number: 8-51552

14.A)    Broker/Dealer Name (if any): Soundview Technology Group
   B)    File Number: n/a

14.A)    Broker/Dealer Name (if any): Spear, Leeds, Kellogg, L.P.
   B)    File Number: 8-000526

14.A)    Broker/Dealer Name (if any): Spear, Leeds & Kellogg (Singapore) Pte Ltd
   B)    File Number: n/a

14.A)    Broker/Dealer Name (if any): Spear, Leeds & Kellogg Specialists, LLC
   B)    File Number: 8-49673

14.A)    Broker/Dealer Name (if any): State Street Bank and Trust Co. Sydney
   B)    File Number: n/a

14.A)    Broker/Dealer Name (if any): State Street Global Markets (Japan)
   B)    File Number: n/a

14.A)    Broker/Dealer Name (if any): State Street Global Markets Canada, Inc.
   B)    File Number: n/a

14.A)    Broker/Dealer Name (if any): State Street Global Markets Europe Ltd
   B)    File Number: n/a

14.A)    Broker/Dealer Name (if any): State Street Global Markets, LLC
   B)    File Number: 008-44744

14.A)    Broker/Dealer Name (if any): T. Rowe Price Services, Inc.
   B)    File Number: 8-25130

14.A)    Broker/Dealer Name (if any): Tradeweb LLC
   B)    File Number: 8-049994

14.A)    Broker/Dealer Name (if any): USAllianz Investor Services, LLC
   B)    File Number: 8-13630

14.A)    Broker/Dealer Name (if any): USAllianz Securities, Inc.
   B)    File Number: 801-56316

14.A)    Broker/Dealer Name (if any): Van Kampen Funds, Inc.
   B)    File Number: 8-19412

14.A)    Broker/Dealer Name (if any): Wave Securities
   B)    File Number: 8-50376

14.A)    Broker/Dealer Name (if any): Waterstone Financial Group, Inc.
   B)    File Number: 8-844243